Exhibit 99.1

Freshpet, Inc. Amends Credit Facility

SECAUCUS, N.J. – September 21, 2017 – Freshpet, Inc. (NASDAQ: FRPT) (“Freshpet” or the “Company”) today announced the closing of an amended credit facility that will replace its primarily term-based existing facility of $30 million and $10 million revolver with a straight $30 million revolver and the ability to increase the revolver by an additional $10 million. The new revolver will mature in September 2020.

Billy Cyr, Chief Executive Officer, stated “The lower rates and fees along with the increased flexibility of this amended facility is another tool to advance our “Feed the Growth” strategy.”

At closing, the Company had total borrowings of $5.5 million under the new $30 million revolver, providing the Company with $24.5 million of availability. The Company expects to fund its business through cash provided by operations for the remainder of 2017, while continuing to reduce the facility usage. The existing facility, which had $7.5 million outstanding, was repaid with proceeds from the new revolver and cash on hand. The new revolver will bear interest at variable rates depending on the Company’s election, either at a base rate or at LIBOR, in each case, plus an applicable margin. Subject to the Company’s leverage ratio, the applicable margin will vary between 0.75% and 1.25% for base rate loans and 1.75% and 2.25% for LIBOR loans.

About Freshpet

Freshpet has a single-minded mission – to improve the lives of dogs and cats everywhere through the power of fresh, natural food. Packed with vitamins and proteins, our foods offer fresh meats, poultry, and vegetables farmed locally. At our Freshpet Kitchens, we thoughtfully prepare these natural ingredients and everyday essentials, cooking them in small batches at lower temperatures to preserve key nutrients. That way, your pet gets the best. Freshpet refrigerated foods and treats are kept cool from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery, natural food, club, and pet specialty retailers across the United States, Canada and are currently testing in the United Kingdom. From the care we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Investor Contact
Katie Turner

646-277-1228

katie.turner@icrinc.com

Media Contact
Michael Fox

203-682-8218

Michael.fox@icrinc.com

Forward-Looking Statements

Exhibit 99.1

This press release contains forward-looking statements that involve risks and uncertainties. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or variations thereof or similar terminology. While the Company believes that its assumptions reflected in such forward-looking statements are reasonable, there can be no assurance that actual results will not differ materially from management’s expectations reflected in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the general strength of the economy and other economic conditions affecting consumer preferences and spending; factors affecting the disposable income available to the Company's current and potential customers; changes in the unemployment rate; difficulties encountered in improving the financial and operational performance of the Company's business segments; failure to manage the Company's store labor and other store expenses; the Company’s ability to develop and successfully execute strategic initiatives; disruptions to the Company’s supply or finished goods; as well as the other risks described in the Company’s most recent Annual Report on Form 10-K and its other filings with the SEC.